UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2021

WEJO GROUP LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 8002 343065

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common shares, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 13, 2021, the Audit Committee of the Board of Directors of Wejo Group Limited (the “Company”) determined that the previously issued financial statements as of and for the three and nine months ended September 30, 2021 of our predecessor, Wejo Limited, included in the Form 8-K filed on November 24, 2021 and the Form 10-Q filed on November 26, 2021, should be restated and should no longer be relied upon due to an error in the allocation of certain personnel and related expenses between cost categories. The restatement described in this Form 8-K reflects the reallocation of certain employee, post-retirement, and other related expenses such as facilities, information technology, and other costs based upon departmental function.

The Company determined that the line items impacted in the unaudited condensed consolidated statements of operations and comprehensive loss were: Cost of revenue, Technology and development, Sales and marketing, and General and administrative expenses, and that a correction of the foregoing expenses was required.

These corrections will have no impact on Revenue, net, Total cost and operating expenses, Loss from operations, Net loss or Net cash used by operating activities previously reported, or on our unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of shareholders' deficit and unaudited condensed consolidated statements of cash flows.

Management has concluded that the error described above was a result of the previously disclosed material weaknesses in the Company’s internal control over financial reporting. As a result of the error, management performed a comprehensive review of the error and the underlying data to assess the materiality and the possibility of a further misstatement. Management is continuing to develop and implement the Company’s remediation plan to strengthen the effectiveness of the design and operation of the Company’s internal control environment. Such steps include continuing to hire additional personnel with U.S. GAAP and internal control over financial reporting experience as well as educating existing staff, implementing and supporting internal controls, and increasing the caliber of the financial reporting systems.

The Company intends to file a Form 10-Q/A to reflect a restatement of the financial statements as of and for the three and nine months ended September 30, 2021 and 2020.

Management and the Audit Committee have discussed the matters disclosed pursuant to this Item 4.02(a) with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2021

WEJO GROUP LIMITED

By:	/s/ John Maxwell
Name:	John Maxwell
Title:	Chief Financial Officer